EXHIBIT 23






                          INDEPENDENT AUDITORS' CONSENT



THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC.:



We consent to the incorporation by reference in Registration Statement No. 2-92428 on Form S-8, Post Effective Amendment No. 7 to Registration Statement No. 2-59290 on Form S-8 and Post Effective Amendment No. 3 to Registration Statement No. 2-73205 on Form S-8 of our report dated April 25, 1996, contained in the Company's 1995 Annual Report to Shareholders and incorporated by reference in this Annual Report on Form 10-K of The Great Atlantic & Pacific Tea Company, Inc. for the year ended February 24, 1996.





/s/Deloitte & Touche LLP
Parsippany, New Jersey
May 22, 1996